Exhibit 2.1

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                                 TNCi UK LIMITED

                            (ADOPTED ON 9 MARCH 2001)

PRELIMINARY

1 The following regulations and (subject to their provisions) the regulations contained in Table A in the Companies (Tables A to F) Regulations 1985 (`TABLE A') constitute the articles of association of the Company.

2 In regulation 1 of Table A the words `and the articles' shall be deemed to be added after the words `these regulations' in each place where they occur.

3 Regulations 40, 73 to 80 (inclusive), 87 and 94 to 98 (inclusive) of Table A shall not apply to the Company.

SHARES

4 The share capital of the Company is (pound)1000 divided into 600 9 per cent. cumulative redeemable preference shares of (pound)1 each (in these articles called `THE CONVERTIBLE REDEEMABLE PREFERENCE SHARES') and 400 ordinary shares of (pound)1 each. The rights and restrictions attached to each class of share are as follows -
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4.1  INCOME

     The  profits  of  the  Company  for  each   financial  year  available  for
     distribution shall be applied -

     (a)  first,  in  paying  to  the  holders  of  the  Convertible  Redeemable
          Preference  Shares  as a class  for so long as  there  are 600 of such shares in issue, a fixed cumulative dividend of the sterling equivalent on the date of payment of 9 per cent per annum on the sum of US$600,000 credited as paid up on those shares (to be paid pro rata to the number of such shares held) but to the extent that any of the Convertible Redeemable Preference Shares have been converted or redeemed or otherwise ceased to exist so that on the date of such payment there are less than 600 Convertible Redeemable Preference Shares in issue, such proportion of the sterling equivalent (on that date) of nine percent per annum of US$600,000 as the number of Convertible Redeemable Preference Shares remaining in issue bears to the original total of 600 Convertible Redeemable Preference Shares shall be paid to the holders of the Convertible Redeemable Preference Shares as a class; and

     (b) secondly, in paying so much of the balance as the Company may determine to the holders of the Convertible Redeemable Preference Shares and the holders of the ordinary shares in proportion to the amounts paid up or credited as paid up on those shares held by them respectively.

     The dividend on the Convertible Redeemable Preference Shares shall, in so far as there are sufficient profits available for the purpose, become automatically due and payable on 30th June and 31st December in each year and any payment to the holders of Convertible Redeemable Preference Shares may be satisfied in cash or in specie.

4.2 CAPITAL

     On a return of assets, on liquidation or otherwise, the surplus assets of the Company available for distribution among the members shall be applied -

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     (a)  first,  in  paying  to  the  holders  of  the  Convertible  Redeemable
          Preference Shares as a class for so long as there are 600 of such shares in issue, the sterling equivalent on the date of payment of US$600,000 (to be paid pro rata to the number of such shares held) but to the extent that any of the Convertible Redeemable Preference Shares have been converted or redeemed or otherwise ceased to exist so that on the date of such return, liquidation or otherwise, so that there are less than 600 Convertible Redeemable Preference Shares in issue,
          such  proportion  of  the  sterling   equivalent  (on  that  date)  of
          US$600,000 as the number of Convertible Redeemable Preference Shares remaining in issue bears to the original total of 600 Convertible Redeemable Preference Shares shall be paid to the holders of the Convertible Redeemable Preference Shares as a class, together with a sum equal to any arrears or accruals of the dividends on those shares to be calculated to the date of the return of capital and to be payable whether or not the dividends have been declared or earned; and

     (b) secondly, in distributing the balance among the holders of the Convertible Redeemable Preference Shares and the holders of the ordinary shares in proportion to the amounts paid up or credited as paid up on those shares held by them respectively.

4.3 REDEMPTION

     (a) Subject to the provisions of the Act and to the following provisions of this article, the Convertible Redeemable Preference Shares are redeemable at the price of the sterling equivalent on the date of payment of US$600,000 (to be paid pro rata to the number of such shares held) but to the extent that any of the Convertible Redeemable Preference Shares have been converted or redeemed or otherwise ceased to exist so that on the date of such return, liquidation or otherwise there are less than 600 Convertible Redeemable Preference Shares in issue, such proportion of the sterling equivalent (on that date) of US$600,000 as the number of Convertible Redeemable Preference Shares

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          remaining  in issue  bears to the  original  total of 600  Convertible
          Redeemable Preference Shares shall be paid to the holders of the Convertible Redeemable Preference Shares as a class, together with a sum equal to any arrears or accruals of the dividends on those shares, to be calculated to the date on which the dividends on the redeemed Convertible Redeemable Preference Shares cease to accrue and to be payable whether or not the dividends have been declared or earned.

     (b) The dividend on any redeemed preference shares shall cease to accrue on the date fixed for redemption; but if the payment of the redemption moneys on any shares is refused upon the surrender of the relative certificate, the dividend on those shares shall accrue until the redemption moneys are paid.

4.4 CONVERSION

     (a) The Convertible Redeemable Preference Shares shall be automatically converted into the same number of ordinary shares on written request by the holder of a Convertible Redeemable Preference Share to the directors of the Company.

     (b) If on or before the conversion date the Company varies its issued share capital, whether by way of a consolidation, sub-division, increase or reduction (including a redemption or purchase of its own shares), the rate at which the Convertible Redeemable Preference Shares shall be converted into ordinary shares shall be adjusted in such manner as the auditors of the Company shall certify in writing to be in their opinion fair and reasonable; but the Company shall not at any time on or before the conversion date so vary its issued share capital if, as a result, an ordinary share would be issued on conversion at a subscription price less than its nominal value.

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4.5 VARIATION OF RIGHTS

     (a) The rights attached to the preference shares shall be deemed to be varied by -

       (i) the issue by the Company of any further shares (except an issue of ordinary shares upon the conversion of the preference shares);

       (ii) the issue by a subsidiary of the Company of any share otherwise than to the Company or to a wholly owned subsidiary of the Company;

       (iii) the variation of the share capital of the Company or the redemption or purchase by the Company of any of its shares (except a redemption of the preference shares) in accordance with this article;

       (iv) the disposal of the whole or a substantial part of the undertakings or assets of the Company and its subsidiaries taken as a whole whether by a single transaction or a series of transactions, whether related or not (except a disposal of current assets in the ordinary course of trading);

       (v) the disposal by the Company or by any of its subsidiaries of its interest in any share or debenture or other obligation of a subsidiary of the Company otherwise than in favour of the Company or a wholly owned subsidiary of the Company;

       (vi) the alteration to the memorandum of association of the Company with respect to its objects or to any provision of its articles of association;

       (vii) the making of an order or the passing of an effective resolution for winding up the Company or of any of its subsidiaries;

       (viii) the modification or variation of the rights attaching to any class of its shares;

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       (ix)   the  transfer  by the  Company of any  profits to  reserves or any other action (excluding any payment of dividends) which will or may reduce the amount of the Company's profits available for distribution;

       (x) the capitalisation by the Company of any profits (whether or not the same are available for distribution and including profits standing to any reserve) or any sum standing to the credit of its share premium account or capital redemption reserve;

       (xi) the change by the Company of its accounting reference date or auditors;

       (xii) save as may be required from time to time to comply with changes in the law or with Statements of Standard Accounting Practice, Financial Reporting Standards and pronouncements of the Urgent Issues Task Force and made with the prior approval of the Auditors of the Company, the change by the Company of any of the Group's accounting policies or principles (as in force on the date of the adoption of these articles) or the basis of their application;

       (xiii) the creation, extension, variation by the Company of any guarantee save as implied by law or otherwise in the ordinary course of the supply of goods and services by the Company;

       (xiv) the lending by the Company of any money (except to employees in advance of expenses in amounts not exceeding (pound)1,000 per employee or in the ordinary course of business);

       (xv)   the  appointment by the Company to or from office of any Director;
              or

       (xvi) the undertaking or entering into by the Company of any transaction of any nature whatsoever -

              * otherwise than by way of bargain at arms' length and upon normal commercial terms; and

              * otherwise than in the normal course of trading of the Company.

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     (b)  For the purpose of this article,  a disposal of a substantial  part of the assets of the Company and its subsidiaries shall be deemed to be made if the Company or any of its subsidiaries disposes of assets with a book value of at least 10 per cent. of the total net assets (within the meaning of section 264 of the Act) of the Company and its subsidiaries, as shown in their then latest audited balance sheets.

4.6 VOTING

     The holders of Convertible Redeemable Preference Shares shall be entitled to receive notice of and to attend any general meeting and shall be entitled to vote on any resolution at a general meeting of the Company either by proxy or on a poll and on a poll on the basis of one vote for each Convertible Redeemable Preference share and such voting rights shall rank pari passu with the voting rights attaching to the ordinary shares.

4.7 QUORUMS

     No meeting of the members of the Company shall be quorate unless those members present include (whether in person or by a duly authorised representative or a proxy) the holders of not less than 50 per cent of the Convertible Redeemable Preference Shares for the time being in issue, and regulation 40 of Table A shall be construed accordingly.

5 The directors are generally and unconditionally authorised for the purpose of section 80 of the Act to allot relevant securities (within the terms of that section) up to a maximum nominal amount of (pound)998. The authority given by this article shall expire at the end of five years beginning oN THE date on which it was given.

6    Sections 89 and 90 of the Act shall not apply to the Company.

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TRANSFER OF SHARES

7 The directors may, in their absolute discretion and without giving any reason, refuse to register a transfer of any share (whether or not fully paid) to any person.

GENERAL MEETINGS

8 The words `or a resolution appointing a person as a director' shall be deemed to be omitted from regulation 38 of Table A; and notice of meeting need not be given to the directors (in their capacity as directors) and regulation 38 of Table A shall be deemed to be modified accordingly.

9 No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Two persons or, if the Company has only one member, one person entitled to vote at the meeting, being or each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

APPOINTMENT AND REMOVAL OF DIRECTORS

10 A member or members holding not less than a majority in nominal amount of the ordinary shares of the Company for the time being in issue may appoint a person willing to act to be a director and may remove any director (howsoever appointed) from office, without prejudice to any claim for damages he may have for breach of any contract of service between him and the Company. The appointment or removal shall be made by an instrument signed by or on behalf of the person or persons making it and delivered to the office.

11   The directors may also appoint a person willing to act to be a director.

12 A director shall not be required to vacate his office as a director and a person shall not be disqualified from being appointed as a director by reason of his attaining or having attained the age of seventy or any other age.

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DIRECTORS' GRATUITIES AND PENSIONS

13 The directors may pay, or agree to pay, gratuities, pensions and other retirement, superannuation, death or disability benefits to any director or former director, to any member of his family (including a spouse or former spouse) or to any person who is or was dependent on him, and may contribute to any scheme or fund and pay premiums for the purchase or provision of any such benefits.

PROCEEDINGS OF DIRECTORS

14 The words `But it shall not be necessary to give notice of a such meeting to an alternate director who is absent from the United Kingdom.' And `It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom' shall be deemed to be omitted from regulations 66 and 88 respectively of Table A.

15 The directors (including alternate directors), or any of them, may participate in or form a meeting of the directors by means of a conference telephone or any communication equipment which allows all the participants to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be counted in the quorum and be entitled to vote accordingly. The meeting shall be deemed to take place where the group of the highest number of participants is assembled or, if there is no such group, where the chairman of the meeting is then present.

16 A director may as a director vote and be counted as one of the quorum upon a motion in respect of any transaction or arrangement which he enters into or makes with the Company or in which he is in any way interested.

THE SEAL

17 Regulation 101 of Table A shall apply only if the Company has a common seal. Whether it does or not, a share certificate may be executed under section 36A (4) of the Act instead of being sealed.

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NOTICES

18 Any notice to be given to or by any person pursuant to the articles shall be deemed to be given personally in writing at the time of transmission if it is given by telex, cable or facsimile transmission.

19 The words `instead of his registered address' shall be deemed to be substituted for the words `but otherwise no such member shall be entitled to receive any notice from the Company' in regulation 112 of Table A.

20 Regulation 115 of Table A shall apply to a notice posted to a member at his registered address if outside Europe (as defined for the purposes of the Royal Mail) only if it is sent by air mail or by means of an established air courier service.

INDEMNITY

21 Subject to the provisions of the Act and without prejudice to the provisions of regulation 118 of Table A, every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses or liabilities incurred by him in the execution or discharge of his duties or in relation thereto. The Company may purchase and maintain for any such officer or auditor insurance against any liability which by virtue of any rule of law may attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

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